Exhibit 99.1

For Information
Brent A. Collins
303-861-8140

FOR IMMEDIATE RELEASE

ST. MARY ANNOUNCES CONVERSION

OF 5.75 PERCENT SENIOR CONVERTIBLE NOTES

DENVER, March 19, 2007 – St. Mary Land & Exploration Company (NYSE: SM) today announces the results of the conversion of its $100.0 million of 5.75 percent Senior Convertible Notes due 2022 related to the call for redemption of the notes.

In connection with the previously announced call for redemption of the $100.0 million of 5.75 percent Senior Convertible Notes due 2022, holders of the notes were entitled to an election, on or prior to March 16, 2007, to convert the notes into shares of St. Mary common stock at a rate of 76.923 shares per $1,000 in principal amount. Holders of the notes converted 100 percent of their notes into shares of St. Mary common stock. The conversion resulted in the issuance of 7,692,295 shares of common stock. Following the conversion, there were approximately 62.7 million shares of common stock outstanding, net of treasury stock.

PR-07-05

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